EX-33.1
(logo) COLONIAL BANK, N.A.



Colonial Bank, N.A. (Colonial) is responsible for assessing compliance as of December 31, 2007 and for the period January 1, 2007 through December 31, 2007 with the servicing criteria set forth in Title 17, Section 229.1122(d) of the Code of Federal Regulations (CFR) as delegated in the pooling and servicing agreement (PSA) and/or the sub servicing agreement (SSA) for pools securitized in 2006 and 2007. The scope includes all securitized loans/pools closed during 2006 and 2007 that require Regulation AB/1122 reporting. The securitized pools under review were: TBW Mortgage-Back Pass-Through Certificates, Series 2006-01; TBW Mortgage-Back Pass-Through Certificates, Series 2006-02; TBW Mortgage-Back Pass-Through Certificates, Series 2006-03; TBW Mortgage-Back Pass-Through Certificates, Series 2006-04; TBW Mortgage-Back Pass-Through Certificates, Series 2006-05; TBW Mortgage-Back Pass-Through Certificates, Series 2006-06; TBW Mortgage-Back Pass-Through Certificates, Series 2007-01; and TBW Mortgage-Back Pass-Through Certificates, Series 2007-02.

Colonial has assessed its compliance with the applicable servicing criteria for the period January 1, 2007 through December 31, 2007 and concludes Colonial has complied, in all material respects, with the applicable servicing criteria for the securitized loans/pools indicated above. The extent and nature of the applicability of the applicable servicing criteria to Colonial's services is qualified by additional information presented below.

REGULATION AB SECTON 229.1122 - ITEM 1122d SERVICING CRITERIA

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Regulation AB Reference/Servicing Criteria                         Applicable Servicing Criteria/Compliance

1122(d)(1)(i)   -  Policies and procedures are instituted          Not Applicable
                   to monitor any performance or other
                   triggers and events of default in
                   accordance with the transaction
                   agreements.

1122(d)(1)(ii)  -  If any material servicing activities            Colonial is in compliance.
                   are outsourced to third parties, policies
                   and procedures are instituted to monitor
                   the third party's performance and
                   compliance with such servicing
                   activities.

1122(d)(1)(iii) -  Any requirements in the transaction             Not Applicable
                   agreements to maintain a back-up servicer for the pool assets are maintained.

1122(d)(1)(iv)  -  A fidelity bond and errors and                  Colonial is in compliance.
                   omissions policy is in effect on the
                   party participating in the servicing
                   function throughout the reporting period
                   in the amount of coverage required by and
                   otherwise in accordance with the terms of
                   the transaction agreements.


1122(d)(2)(i)   -  Payments on pool assets are deposited           Not Applicable
                   into the appropriate custodial bank
                   accounts and related bank clearing
                   accounts no more than two business days
                   following receipt, or such other number
                   of days specified in the transaction
                   agreements.

1122(d)(2)(ii)  -  Disbursements made via wire transfer on         Not Applicable
                   behalf of an obligor or to investor are
                   made only by authorized personnel.

1122(d)(2)(iii) -  Advances of funds or guarantees                 Not Applicable
                   regarding collections, cash flows or
                   distributions, and any interest or other fees charged for such advances, are made, reviewed, and approved as specified in the transaction agreements.

1122(d)(2)(iv)  -  The related accounts for the                    Not Applicable
                   transaction, such as cash reserve
                   accounts or accounts established as a
                   form of overcollateralization, are
                   separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

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Regulation AB Reference/Servicing Criteria                         Applicable Servicing Criteria/Compliance

1122(d)(2)(v)   -  Each custodial account is maintained at         Not Applicable
                   a federally insured depository
                   institution as set forth in the
                   transaction agreements. For purposes of
                   this criterion, "federally insured
                   depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Section 240.13k-1(b)(1) of this chapter.

1122(d)(2)(vi)  -  Unissued checks are safeguarded so as           Not Applicable
                   to prevent unauthorized access.

1122(d)(2)(vii) -  Reconciliations are prepared on a               Not Applicable
                   monthly basis for all asset-backed
                   securities related bank accounts,
                   including custodial accounts and related bank clearing accounts. These reconciliations: (A) Are mathematically accurate; (B) Are prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements;
                   (C) Are reviewed and approved by someone other than the person who prepared the reconciliation; and (D) Contain explanations for reconciling items.
                   These reconciling items are resolved
                   within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

1122(d)(3)(i)   -  Reports to investors, including those           Not Applicable
                   to be filed with the Commission, are
                   maintained in accordance with the
                   transaction agreements and applicable
                   Commission requirements. Specifically,
                   such reports: (A) Are prepared in
                   accordance with timeframes and other
                   terms set forth in the transaction
                   agreements; (B) Provide information
                   calculated in accordance with the terms
                   specified in the transaction agreements;
                   (C) Are filed with the Commission as
                   required by its rules and regulations;
                   and (D) Agree with the investors' or
                   trustee's records as to the total unpaid principal balance and number of pool assets serviced by the servicer.

1122(d)(3)(ii)  -  Amounts due to investors are allocated          Not Applicable
                   and remitted in accordance with
                   timeframes, distribution priority and
                   other terms set forth in the transaction agreements.

1122(d)(3)(iii) -  Disbursements made to an investor are           Not Applicable
                   posted within two business days to the
                   servicer's investor records, or such other number of days specified in the transaction agreements.

1122(d)(3)(iv)  -  Amounts remitted to investors per the           Not Applicable
                   investor reports agree with cancelled
                   checks, or other form of payment, or
                   custodial bank statements.

1122(d)(4)(i)   -  Collateral or security on pool assets           Colonial is in compliance.
                   is maintained as required by the
                   transaction agreements or related pool
                   asset documents.

1122(d)(4)(ii)  -  Pool assets and related documents are           Colonial is in compliance.
                   safeguarded as required by the
                   transaction agreements.

1122(d)(4)(iii) -  Any additions, removals, or                     Colonial is in compliance.
                   substitutions to the asset pool are made,
                   reviewed, and approved in accordance with
                   any conditions or requirements in the
                   transaction agreements.

1122(d)(4)(iv)  -  Payments on pool assets, including any          Not Applicable
                   payoffs, made in accordance with related pool asset documents are posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest, or other items (e.g., escrow) in accordance with the related pool asset documents.


Regulation AB Reference/Servicing Criteria                         Applicable Servicing Criteria/Compliance

1122(d)(4)(v)   -  The Servicer's records regarding the            Not Applicable
                   pool assets agree with the servicer's
                   records with respect to an obligor's
                   unpaid principal balance.

1122(d)(4)(vi)  -  Changes with respect to the terms or            Not Applicable
                   status of an obligor's pool asset (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii) -  Loss mitigation or recovery actions             Not Applicable
                   (e.g., forbearance plans, modifications
                   and deeds in lieu of foreclosure,
                   foreclosures and repossessions, as
                   applicable) are initiated, conducted, and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)-  Records documenting collection efforts          Not Applicable
                   are maintained during the period a pool
                   asset is delinquent in accordance with
                   the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent pool assets including, for example, phone calls, letters, and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)  -  Adjustments to interest rates or rates          Not Applicable
                   of return for pool assets with variable
                   rates are computed based on the related
                   pool asset documents.

1122(d)(4)(x)   -  Regarding any funds held in trust for           Not Applicable
                   an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor's pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool asset, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)  -  Payments made on behalf of an obligor           Not Applicable
                   (such as tax or insurance payments) are
                   made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii) -  Any late payment penalties in                   Not Applicable
                   connection with any payment to be made on behalf of an obligor are paid from the servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.

1122(d)(4)(xiii)-  Disbursements made on behalf of an              Not Applicable
                   obligor are posted within two business
                   days to the obligor's records maintained by the servicer, or such other number of days specified in the transaction agreements.


Regulation AB Reference/Servicing Criteria                         Applicable Servicing Criteria/Compliance

1122(d)(4)(xiv) -  Delinquencies, charge-offs, and                 Not Applicable
                   uncollectible accounts are recognized and recorded in accordance with the transaction agreements.

1122(d)(4)(xv)  -  Any external enhancement or other               Not Applicable
                   support identified in Item
                   1114(a)(1) through (3) or Item 1115 of
                   this Regulation AB, is maintained as set forth in the transaction agreements.

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/s/ Sarah H. Moore
Sarah H. Moore
Senior Executive Vice President, Chief Financial Officer


/s/ Kamal Hosein
Kamal Hosein
Executive Vice President, Treasurer


Member FDIC * An Affiliate of The Colonial BancGroup, Inc.
Post Office Box 241148 * Montgomery, Alabama 36124-1148 * Telephone 334/240-5000
* www.colonialbank.com